UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2007
CKE RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:(805) 745-7500
Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to the CKE Restaurants, Inc. 2005 Omnibus Incentive Compensation Plan (the “2005 Plan”)
     On June 11, 2007, at the 2007 Annual Meeting of Stockholders, the stockholders of CKE Restaurants, Inc. (the “Company”), approved certain amendments (collectively, the “Plan Amendment”) to the 2005 Plan. The Plan Amendment was unanimously approved by the Board of Directors of the Company on April 17, 2007.
     The Plan Amendment modifies the 2005 Plan by:
     (i) Increasing the total number of shares reserved for issuance from 2,500,000 to 5,500,000;
     (ii) Increasing the maximum number of shares of common stock which may be issued and sold under incentive stock option awards from 2,500,000 shares to 5,500,000 shares;
     (iii) Increasing the maximum number of shares which may be issued under all awards of restricted stock, stock units and stock awards, in the aggregate, from 750,000 shares to 2,550,000 shares;
     (iv) Expanding the group of persons potentially eligible to receive awards to include nonemployee members of the boards of directors of any of the affiliates of the Company and other nonemployees engaged by the Company or any of its affiliates in the capacity of a consultant or other service provider who the Company classifies as independent contractors for U.S. tax reporting purposes; and
     (v) Expressly providing that shares of common stock that are used to pay the exercise price of an option, or used to pay withholding taxes with respect to an award, or purchased by the Company on the open market with the cash tendered for the exercise of an option or in payment of any purchase price with respect to a restricted stock award, shall remain counted against the maximum share limitation and may not be made subject to future awards under the 2005 Plan. Furthermore, for purposes of determining the effect of the exercise of a stock appreciation right on the foregoing maximum share limitations, the Company shall count the total number of shares of common stock covered by such award and not merely the net shares transferred pursuant to the exercise of the stock appreciation right, i.e. both (a) the shares of common stock actually transferred by the Company to the holder of the right being exercised and (b) the difference between the gross number of shares covered by the right and the shares actually transferred on exercise shall be counted against the maximum share limitations and may not be made subject to future awards under the 2005 Plan.
     The 2005 Plan was unanimously approved by the Board of Directors on March 22, 2005, and approved by the stockholders of the Company at the Company’s 2005 Annual Meeting of Stockholders on June 28, 2005. The purpose of the 2005 Plan is to: (i) further align the interests of employees and directors with those of the stockholders of the Company by providing incentive compensation opportunities tied to the performance of the common stock of the Company and by promoting increased ownership of the common stock of the Company by such individuals; and (ii) advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel. The 2005 Plan includes the following equity compensation awards: (i) incentive stock options; (ii) non-qualified stock options; (iii) restricted stock awards; (iv) unrestricted stock awards; (v) stock appreciation rights; and (vi) stock units.
     The foregoing summary of the 2005 Plan, as amended by the Plan Amendment, is qualified in its entirety by reference to the full text of the 2005 Plan, as amended, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	2005 Omnibus Incentive Compensation Plan, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE RESTAURANTS, INC.
Date: June 15, 2007	/s/ Theodore Abajian
Theodore Abajian
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	2005 Omnibus Incentive Compensation Plan, as amended.